UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2011

Commission File No. 000-54350

BAETA Corp.
 (Exact name of small business issuer as specified in its charter)

New Jersey	26-0722186
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 Bridge Plaza Second Floor, Suite 275 Fort Lee, NJ	07024
(Address of Principal Executive Offices)	(Zip Code)

Issuer’s Telephone Number: (201) 471-0988

Not Applicable
(Former name or former address, if changed since last report.)

With Copies to:
Joseph M. Patricola, Esq
The Sourlis Law Firm
The Courts of Red Bank
130 Maple Avenue, Suite 9B2
Red Bank, New Jersey 07701
Telephone: (732) 530-9007
www.SourlisLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

The following discussion provides only a brief description of the Agreement described below. The discussion is qualified in its entirety by the full text of the Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

On August 25, 2011, BAETA Corp., a New Jersey corporation (the “Company”), entered into a Business Advisory Consulting Agreement (the “Agreement”) with Imagine Growth Strategy, Inc., a Utah corporation (“IGS”).

Pursuant to the Agreement, IGS has been engaged to assist the Company as a business advisory consultant, and will help the Company target an array of potentially beneficial financial transactions. Such consulting activities include the exploration and targeting of potential mergers and acquisitions, and to further facilitate growth with respect to the Company’s business lines development.

Item 7.01 - Regulation FD Disclosure

On August 25, 2011, the Company issued a press release announcing that it has entered into the Agreement with Imagine Growth Strategy, Inc. A copy of the press release is furnished as Exhibit 99.1 to this report.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Business Advisory Consulting Agreement entered into between BAETA Corp. and Imagine Growth Strategy, Inc. dated August 25, 2011.

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAETA CORP.

Date: August 26, 2011	By: /s/ LEONID PUSHKANTSER
Name: Leonid Pushkantser
Title: Chief Executive Officer and Director
(Principal Executive Officer)